2961 W. MacArthur Boulevard, Suite 120
                                  Santa Ana, California 92704 USA
                                        Telephone: (714) 850-3356
                                                   (800) 324-6050
                                              Fax: (714) 850-3368
                                               www.donnercorp.com
Donner Corp. International
Investment Bankers.......................Institutional Research

                                               Member: NASD, SIPC

                       VITAL LIVING, INC.
                            AGREEMENT

A. Agreement: VITAL LIVING, INC, herein referred to as "VTLV", hereby enters into agreement with DONNER CORP. INTERNATIONAL, herein referred to as "DCI", for the purpose of providing services to VTLV. DCI agrees to provide the hereinbelow described services to VTLV, and VTLV agrees to provide the hereinbelow compensation for said services.

  The initial Agreement shall commence upon execution hereof and continue for a period of 30 days. Payment for said services must be received by April 12, 2002 via overnight mail with a cashiers check payable to "Donner Corp. International" for $7,000.00 (Seven Thousand Dollars). Stock payment of 2,500 (Twenty-Five Hundred) shares of VTLV 144 restricted stock and 30,000 (Thirty Thousand) VTLV warrants for said services must be received within 20 days from agreement execution date.

B. Services Provided: DCI will use its "best efforts" to provide ongoing analyst coverage, business evaluation, and other analysis to VTLV that DCI deems appropriate.

  1. DCI will perform a due-diligence analysis on VTLV, and VTLV consents to the same and agrees to complete submitted Directors & Officers Questionnaire in a timely manner and provide additional reasonable information that may be requested by DCI to Facilitate DCI's completion of due-diligence. Services provided by DCI will be contingent on satisfying DCI's due-diligence criteria. DCI will formulate an Analyst Research Report, initiate coverage on VTLV, and continue up-to-date coverage;

  2.   DCI will initiate coverage on VTLV within 7 days;

  3. DCI will email VTLV press release to Donner client database within 48 hours of completion of the report.;

  4. DCI will establish VTLV on the Donner Corp. International website; and

  5. DCI will retain our affiliate, Fryer & Associates, for assistance in increasing the visibility of VTLV.

C. Compensation: As compensation for DCI's services under this Agreement, VTLV hereby agrees and commits to compensate DCI in the following manner:

     1. $6,000 non-refundable one time Due-Diligence and initiating coverage fee;

     2.   $1,000 fee for email and press release and post on website;

     3. $2,500 per each month after the initial month, SOLELY for maintaining the VTLV's analyst report and current financial information and developments on the DCI website to start on day of execution of the contract;

     4. $5,600 per month for two designated consultants to direct interested parties to the website;

     5. 2,500 shares of VTLV restricted 144 stock and 30,000 VTLV warrants valued at market, which is agreed to be the closing price of $2.05 U.S.D. of the stock on the OTC BB as of April 9, 2002, the agreement execution date, with a 3-year life.

     After the initial 30-day Agreement period, VTLV and DCI will have the option to renew in writing for an additional 30 days. Upon renewal, this agreement may extend for a third term of 6 months so as to continue the working relationship between DCI and VTLV. The compensation and activities listed in Section B and C will apply going forward.

D.    Indemnity:   VTLV hereby agree and consent that  they  will
  defend, indemnify, and hold-harmless DCI for any legal actions or administrative proceeding brought against DCI or VTLV arising from services provided by DCI under this Agreement or any other agreement between DCI and VTLV, due to any misstatements of material fact or the omission of material fact arising from any information or documentation furnished by VTLV to DCI.

E. Cancellation: This Agreement may be cancelled upon 30 days advanced written notice to the non-terminating party, except that said 30 day written notice of cancellation may not be given during the calendar month in which this Agreement is executed.

F. Entire Agreement: Each of the parties hereby covenants that this Agreement is intended to and does contain and embodies herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this Agreement and that there exists no oral agreement or understanding, expressed or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated or adversely affected. There are no representations or warranties other than those set forth herein.

G. Modification and Waiver: Modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formalities as are present within this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind.

Thank you for allowing us to be of service. We look forward to working with Vital Living Inc..

AGREED TO AND ACCEPTED:            AGREED TO AND ACCEPTED:

Vital Living, Inc.              Donner Corp. International

Date:  April 10, 2002              Date: April/12/02

By:  /s/ Bradley D. Edson          By:  /s/ Jeffrey L. Baclet
Bradley D. Edson, CEO Director          Jeffrey L. Baclet,
                                        President